SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                          SCHERING-PLOUGH CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

              NEW JERSEY                                   22-1918501
     (State or Other Jurisdiction of                       (I.R.S. Employer
     Incorporation or Organization)                        Identification No.)

              ONE GIRALDA FARMS
             MADISON, NEW JERSEY                      07940-1000
     (Address of Principal Executive Offices)         (Zip Code)

                        THE SCHERING-PLOUGH PUERTO-RICO
                      EMPLOYEES' RETIREMENT SAVINGS PLAN
                           (Full Title of the Plan)
                                ______________
                                KEVIN A. QUINN
                                   SECRETARY
                          SCHERING-PLOUGH CORPORATION
                               ONE GIRALDA FARMS
                        MADISON, NEW JERSEY 07940-1000
                                (201) 822-7000
           (Name, Address and Telephone Number of Agent for Service)
                                   COPY TO:
                           MAUREEN S. BRUNDAGE, ESQ.
                                 WHITE & CASE
                          1155 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK 10036
                                (212) 819-8200
                                ______________

                                                   CALCULATION OF REGISTRATION FEE


   Title of securities to     Amount to be       Proposed maximum          Proposed maximum            Amount of
       be registered           registered       offering price per        aggregate offering       registration fee
                                                       share                    price

  Common Stock, par value   60,000 shares     $74.81<F1>               $4,488,600.00<F1>         $1,547.79
  $1.00 per share

  Interests in the Plan     <F2>              <F2>                     <F2>                      <F2>

<F1>     Estimated solely for the purpose of calculating the registration fee.  Such estimate has been calculated pursuant to Rule
         457(h) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the Common
         Stock as reported on the New York Stock Exchange on December 22, 1994.

<F2>     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                    PART II
                          INFORMATION REQUIRED IN THE

                            REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

          1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1993;

          2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994; and

          3. The description of the Registrant's Common Stock contained in its Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents and reports subsequently filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents or reports.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Article Thirteenth of the Restated Certificate of Incorporation of the Registrant provides as follows:

          "(a)  Elimination of Certain Liability.

          (1) A director of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except for liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the Corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such person of an improper personal benefit.

          (2) An officer of the Corporation shall not be personally liable, for the duration of any time permitted by law as it now exists or may hereafter be amended, to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except for liability for any breach of duty based upon an act or omission
     (i) in breach of such person's duty of loyalty to the Corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such person of an improper personal benefit."

          Section 14A:3-5 of the New Jersey Business Corporation Act authorizes and empowers the Registrant to indemnify the directors, officers, employees and agents of the Registrant against expenses and liabilities incurred in connection with any pending, threatened or completed action, suit or proceeding involving any such person as a result of his relationship with the Registrant, other than a proceeding by or in the right of the Registrant, provided that such person (i) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and (ii) with respect to any criminal action, suit or proceeding, such person acted without reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such person did not meet the applicable standards of conduct. The foregoing statements are subject to the detailed provisions of Section 14A:3-5 of the New Jersey Business Corporation Act.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

     4.1 Certificate of Incorporation, as amended August 7, 1989 (filed as Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference).

     4.2       Schering-Plough Puerto Rico Employees' Retirement Savings Plan.

     5 Opinion of George A. Marootian, Esq., Assistant Secretary and Associate General Counsel of the Registrant, dated December 22, 1994, with respect to the compliance of the Plan with the Employee Retirement Income Security Act of 1974, as amended.

     23.1      Consent of Deloitte & Touche LLP, dated December 29, 1994.

     23.2 Consent of George A. Marootian, Esq. (included in Exhibit 5 to this Registration Statement).

     24        Powers of Attorney.


ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public
policy as expressed in the Act and is, therefore, unenforceable.   In the
event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Madison, State of New Jersey, on this 29th day of December, 1994.

                                SCHERING-PLOUGH CORPORATION
                                           (Registrant)



                                                 *
                              By___________________________________________
                                 Name:  Robert P. Luciano
                                 Title: Chairman of the Board and
                                        Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 29th, 1994.

                      Signatures            Title

                         *                  Chairman of the Board, Chief
             ----------------------------   Executive Officer and
             Robert P. Luciano              Director (Principal
                                            Executive Officer)

                         *                  Executive Vice President -
             ----------------------------   Finance (Principal Financial
             Harold R. Hiser, Jr.           Officer)

                         *                  Vice President and
             ----------------------------   Controller
             Thomas H. Kelly                (Principal Accounting
                                            Officer)

                         *                  Director
             ----------------------------
             Hans Walter Becherer

                         *                  Director
             ----------------------------
             David C. Garfield

                         *                  Director
             ----------------------------
             Regina E. Herzlinger

                         *                  Director
             ----------------------------
             Hugh A. D'Andrade

                         *                  Director
             ----------------------------
             Richard J. Kogan

                         *                  Director
             ----------------------------
             H. B. Morley

                         *                  Director
             ----------------------------
             Richard de J. Osborne

                         *                  Director
             ----------------------------
             William A. Schreyer

                         *                  Director
             ----------------------------
             Robert F. W. van Oordt

                         *                  Director
             ----------------------------
             Romeo J. Ventres

                         *                  Director
             ----------------------------
             James Wood

             *BY:/s/ George A. Marootian    Attorney-in-fact
                 ------------------------
                 George A. Marootian

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Schering-Plough Puerto Rico Employees' Retirement Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned members of the Schering Plough Puerto Rico Employees' Retirement Savings Plan Committee, in the Town of Manati, Puerto Rico on the 29th day of December, 1994.

                         THE SCHERING-PLOUGH PUERTO
                         RICO EMPLOYEES' RETIREMENT
                         SAVINGS PLAN


            *                      Chairman
- ----------------------------
Manuel Calderon

            *                      Member
- ----------------------------
Brenda Castrodad

            *                      Member
- ----------------------------
Adela Lopez

            *                      Member
- ----------------------------
Ivelisse Cordoves

*By:/s/ George A. Marootian      Attorney-in-Fact
    ------------------------
    George A. Marootian


                                 EXHIBIT INDEX



EXHIBIT NO.


4.1        Certificate of Incorporation, as amended August 7, 1989 (filed as
           Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference).

4.2        Schering-Plough Puerto Rico Employees' Retirement Savings Plan.

5 Opinion of George A. Marootian, Esq., Assistant Secretary and Associate General Counsel of the Registrant, dated December 22, 1994, with respect to the compliance of the Plan with the Employee Retirement Income Security Act of 1974, as amended.

23.1       Consent of Deloitte & Touche LLP, dated December 29, 1994.

23.2 Consent of George A. Marootian, Esq. (included in Exhibit 5 to this Registration Statement).

24         Powers of Attorney.